UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2019

Commission file number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, and Telephone Number	IRS Employer Identification No.
1-32853	DUKE ENERGY CORPORATION (a Delaware corporation) 550 South Tryon Street Charlotte, North Carolina 28202-1803 704-382-3853	20-2777218
1-4928	DUKE ENERGY CAROLINAS, LLC (a North Carolina limited liability company) 526 South Church Street Charlotte, North Carolina 28202-1803 704-382-3853	56-0205520
1-3382	DUKE ENERGY PROGRESS, LLC (a North Carolina limited liability company) 410 South Wilmington Street Raleigh, North Carolina 27601-1748 704-382-3853	56-0165465

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01   Other Items.

On April 1, 2019, the North Carolina Department of Environmental Quality (“DEQ”) issued a closure determination requiring Duke Energy Progress, LLC (“DEP”) and Duke Energy Carolinas, LLC (“DEC”) to excavate all remaining coal ash impoundments in North Carolina, which comprises nine ash impoundments at six sites across North Carolina. Duke Energy Corporation estimates the cost to close the nine remaining impoundments by excavation will be approximately $4 billion to $5 billion more than the current project cost estimate of $5.6 billion in the aggregate for the closure of all DEP and DEC impoundments. Excavation would likely extend beyond the required state and federal deadlines for impoundment closure. The Corporation intends to seek recovery of all costs through the ratemaking process consistent with previous proceedings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION
Date: April 1, 2019	By: /s/ David S. Maltz
David S. Maltz
Vice President, Legal and Assistant Corporate Secretary

DUKE ENERGY CAROLINAS, LLC
Date: April 1, 2019	By: /s/ David S. Maltz
David S. Maltz
Vice President, Legal and Assistant Corporate Secretary

DUKE ENERGY PROGRESS, LLC
Date: April 1, 2019	By: /s/ David S. Maltz
David S. Maltz
Vice President, Legal and Assistant Corporate Secretary